UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On July 8, 2011 RadiSys Corporation, an Oregon corporation (“RadiSys”) completed its previously announced merger contemplated by the Agreement and Plan of Merger (as amended, the "Merger Agreement"), by and among RadiSys, RadiSys Holdings, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of RadiSys (“Merger Sub”), Continuous Computing Corporation, a Delaware corporation (“CCPU”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of CCPU's stockholders and certain other interested parties described in the Merger Agreement (the “Effective Time Holders”). In accordance with the Merger Agreement, Merger Sub was merged with and into CCPU (the “Merger”), and CCPU continues as the surviving corporation and a wholly-owned subsidiary of RadiSys.

At the closing of the Merger, the Effective Time Holders received in approximately $77,000,000 in cash and 2,321,016 shares of RadiSys common stock, no par value (“RadiSys Shares”). The aggregate cash amount consists of $73,000,000 plus an additional $4,380,000, reflecting a portion of the value of CCPU's estimated net working capital at the closing of the Merger, along with $9,000 in cash paid in lieu of RadiSys shares. RadiSys also deposited an additional 1,344,444 RadiSys Shares into an escrow account to serve as security for the benefit of RadiSys and its affiliates against the indemnification obligations of the Effective Time Holders set forth in the Merger Agreement. Subject to any indemnification claims made on the Escrow Account, one-half of the RadiSys Shares held therein will be released to the Effective Time Holders one year after closing with the remainder to be released six months thereafter.

In addition, under the Merger Agreement, RadiSys has agreed to make certain earn-out payments to the Effective Time Holders (“Earn-Out Payments”) based on the amount of royalty revenues generated by a specified set of contracts associated with certain of CCPU's Trillium products recognized over a period of 36 months after closing. Earn-Out Payments will be made in cash in three installments following the 18-, 24- and 36-month anniversaries of the closing date and in each case will equal the amount of such royalty revenues during the immediately preceding 18-month, six-month or 12-month period, as applicable, except that, in lieu of making any and all Earn-Out Payments, RadiSys may elect after the 18-month anniversary of the closing date to make a one-time payment in cash and/or issuance of RadiSys Shares with a combined aggregate value of $15,000,000. Any RadiSys Shares issued in connection with the Earn-Out Payments will be based on the volume-weighted average price per share on the NASDAQ Global Select Market for the 10 trading day period ending five trading days immediately preceding the date of issuance.

In connection with the Merger, RadiSys assumed CCPU's stock incentive plan as to CCPU stock options held by continuing employees that have not vested on or prior to June 30, 2011, which were converted into options to acquire approximately 320,000 RadiSys Shares in the aggregate.

RadiSys Shares issuable in connection with the Merger may not exceed 4.85 million shares in total, which equals 19.9% of the total number of RadiSys Shares outstanding immediately prior to closing, which includes 3,665,460 shares issued on the closing of the Merger, shares issuable in connection with unvested CCPU options assumed in the Merger and additional shares issuable in connection with the Earn-Out Payments.

All of the RadiSys Shares issued on the closing date as merger consideration are subject to restrictions on transfer that lapse after closing as follows:

•	none of the shares may be transferred for 90 days after closing;

•	from the 91st day until the 180th day after closing, up to 40% of each Effective Time Holder's shares may be transferred;

•	from the 181st day until the 270th day after closing, up to another 40% of each Effective Time Holder's shares may be transferred; and

•	from the 271st day after closing, all such transfer restrictions will lapse.

Notwithstanding the foregoing, any Effective Time Holder may sell RadiSys shares in block trades of no less than 10,000 shares to one or a group of affiliated purchasers.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and Amendment No. 1 to the Merger Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety.

RadiSys Shares issued pursuant to the Merger Agreement described in Item 2.01 above were issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 3(a)(10) of that Act. The RadiSys Shares were issued following a hearing on June 30, 2011 which all interested parties were invited to attend, and at which the California Commissioner of Corporations determined that the terms and conditions of the issuance of the securities are fair. Following the hearing, RadiSys was issued a permit qualifying the issuance of RadiSys Shares in the Merger pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 7, 2011, in accordance with the Merger Agreement, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, increased the size of the Board to ten members and appointed Mr. Michel Dagenais, who previously served as a director and the Chief Executive Officer of CCPU, to serve on the Board of Directors of RadiSys subject to and effective upon the completion of the Merger. As previously disclosed, effective at closing of the Merger, Mr. Dagenais was also appointed to be the Chief Executive Officer of RadiSys.

Mike Dagenais was previously Continuous Computing's President and CEO and joined Continuous Computing in this role in December of 2006. Prior to that, he was President and CEO of Optical Solutions and led the company through a period of unprecedented growth, culminating in the successful acquisition of Optical Solutions by Calix Networks. He brings over 25 years of experience in the telecommunications industry, including prior executive and management positions at Convergent Networks, Lucent, and Nortel. Mr. Dagenais has a M.Eng. and a B.Eng. in electrical engineering from Carleton University in Ottawa, Canada.

Mr. Dagenais has no family relationships with any other officer or director of RadiSys.

In connection with the Merger, Mr. Dagenais will receive (i) his respective portion of the closing cash and stock merger consideration for his CCPU shares and vested options, (ii) subject to potential claims being made against the escrow, his respective portion of additional shares of RadiSys Shares upon expiration of the escrow periods described above, and (iii) his respective portion of the Earn-Out Payments made as described in Item 1.01. In addition, RadiSys will assume his CCPU options that are unvested as of June 30, 2011, which will be converted into options to acquire RadiSys Shares. Such assumed options will continue to vest over a two to three year period according to the original vesting schedule for the original term.

Resignation of Named Executive Officer

Effective upon the closing of the Merger, Mr. Anthony Ambrose, a named executive officer of RadiSys, resigned as the Vice President & General Manager of Communications Networks of RadiSys. Pursuant to the terms of the previously disclosed transition agreement, following the Merger, Mr. Ambrose will continue to assist RadiSys with respect to the integration of the business of CCPU for a period of up to two months unless sooner terminated by the Company.

Item 8.01 Other Events

On July 8, 2011, RadiSys issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of the Business Acquired:

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8−K was required to be filed.

(b)     Pro Forma Financial Information

The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8−K was required to be filed.

(d)     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated May 2, 2011 among RadiSys Corporation, RadiSys Holdings, Inc., Continuous Computing Corporation and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to RadiSys Corporation's Current Report on Form 8-K filed with the SEC on May 3, 2011, File No.000-26844).

2.2*
Amendment No. 1 to Agreement and Plan of Merger by and among RadiSys Corporation, an Oregon corporation, RadiSys Holdings, Inc., a Delaware corporation, and Continuous Computing Corporation, a Delaware corporation, dated June 22, 2011.

99.1*	Press release dated July 8, 2011.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Dated:	July 8, 2011	By:	/s/ Brian J. Bronson
Brian J. Bronson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated May 2, 2011 among RadiSys Corporation, RadiSys Holdings, Inc., Continuous Computing Corporation and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to RadiSys Corporation's Current Report on Form 8-K filed with the SEC on May 3, 2011, File No.000-26844).

2.2*
Amendment No. 1 to Agreement and Plan of Merger by and among RadiSys Corporation, an Oregon corporation, RadiSys Holdings, Inc., a Delaware corporation, and Continuous Computing Corporation, a Delaware corporation, dated June 22, 2011.

99.1*	Press release dated July 8, 2011.

*	Filed herewith.